As filed with the Securities and Exchange Commission on August 26, 2005
                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  ____________________________________________

                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  77-0214673
    (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                Identification Number)

                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                                 (512) 527-2900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             JAMES R. AKRIDGE, M.D.
                             CHIEF EXECUTIVE OFFICER
                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                                 (512) 527-2900
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:
                         C.N. FRANKLIN REDDICK III, ESQ.
                       AKIN GUMP STRAUSS HAUER & Feld LLP
                       2029 CENTURY PARK EAST, SUITE 2400
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000
                                   -----------

  STOCK OPTION AGREEMENT DATED JULY 13, 2005 BY AND BETWEEN VALENCE TECHNOLOGY,
                        INC. AND JAMES R. AKRIDGE, M.D.

                                   -----------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                            AGGREGATE PRICE PER        PROPOSED MAXIMUM
   SECURITIES TO BE          AMOUNT TO BE                SHARE           AGGREGATE OFFERING PRICE     AMOUNT OF
      REGISTERED           REGISTERED (1)(2)              (3)                      (3)             REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
   Common Stock, par
value $0.001 per share         1,000,000                 $2.59                  $2,590,000             $305.00
=====================================================================================================================

---------------------
(1)  In the event of a stock split, stock dividend or similar transaction involving the registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Represents shares of Common Stock which may be issued upon exercise of stock options under an option agreement between the Company and its chief executive officer.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock on the Nasdaq
     SmallCap Market on August 22, 2005.

                                       ------------------------------------

===================================================================================================================


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering 1,000,000 shares of our common stock to be issued pursuant to the option agreement dated July 13, 2005, by and between the Valence Technology, Inc. and James R. Akridge.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the year ended March 31, 2005 filed June 14, 2005, including the amendment thereto on Form 10-K/A filed June 23, 2005.

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed August 9, 2005.

     (c) Current Reports on Form 8-K filed June 17, 2005, July 6, 2005, July 15, 2005, July 18, 2005 and August 9, 2005.

     (d) Description of Registrant's common stock contained in Registration Statement on Form 8-A, filed on April 2, 1992, including any amendment or reports filed for purpose of updating this description.

     Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 (or pursuant to Item 9 or Item 12 prior to August 26, 2005) are not incorporated herein by reference.

     All documents subsequently filed by Registrant (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or 7.01 (or pursuant to Item 9 or Item 12 prior to August 26, 2005)) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and are part of this registration statement from the date of the filing of those documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or against another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or the unlawful purchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     Our Second Restated Certificate of Incorporation provides that, to the full extent not prohibited by the DGCL, no director of ours will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of a duty of care.

     Our Second Amended and Restated Bylaws provide that we must indemnify our directors and executive officers to the fullest extent not prohibited by the DGCL; provided, however that:

     o we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and

     o we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

     o    such indemnification is expressly required to be made by law;

     o    the proceeding was authorized by our Board of Directors; or

     o such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

     Our bylaws further provide that we may indemnify our other officers, employees and other agents as set forth in the DGCL.

     We have entered into indemnification agreements, the form of which is incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K for the year ended March 31, 2005, with each of our directors and officers. These agreements require us to indemnify each director and officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or officer of ours or any other company or enterprise to which the person provides services at our request.

     In addition, we maintain director and officer liability insurance which, subject to certain exceptions and limitations, insures directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act in their respective capacities as directors and officer of ours.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION

4.1 Option Agreement, dated as of July 13, 2005, by and between Valence Technology, Inc. and James R. Akridge.

5.1               Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1              Consent of Independent Registered Public Accounting Firm.

23.2              Consent of Akin Gump Strauss Hauer & Feld LLP (included in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, state of Texas, on August 26, 2005.

                            VALENCE TECHNOLOGY, INC.




                            By:    /s/ James R. Akridge
                                   --------------------------------------------
                            Its:   Chief Executive Officer
                                   (Principal Executive Officer)



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James B. Akridge and Kevin W. Mischnick, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and a new registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                                            DATE


/s/ James R. Akridge                         Chief Executive Officer, Director
----------------------------------           (Principal Executive Officer)                    August 26, 2005
James R. Akridge                             Vice President of Finance and Assistant


/s/ Kevin W. Mischnick                       Secretary
----------------------------------           (Principal Financial Officer)                    August 26, 2005
Kevin W. MIschnick


/s/ Carl E. Berg
----------------------------------           Director                                         August 26, 2005
Carl E. Berg


/s/ Vassilis G. Keramidas
----------------------------------           Director                                         August 26, 2005
Vassilis G. Keramidas


/s/ Bert C. Roberts, Jr.
----------------------------------           Director                                         August 26, 2005
Bert C. Roberts, Jr.


/s/ Alan F. Shugart
----------------------------------           Director                                         August 26, 2005
Alan F. Shugart



                                LIST OF EXHIBITS


EXHIBIT NO.       DESCRIPTION

4.1 Option Agreement, dated as of July 13, 2005, by and between Valence Technology, Inc. and James R. Akridge.

5.1               Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1              Consent of Independent Registered Public Accounting Firm.

23.2              Consent of Akin Gump Strauss Hauer & Feld LLP (included in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page of this registration statement).